UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 20, 2020

CBAK ENERGY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116450
(Address, including zip code, of principal executive offices)

(86)(411)-3918-5985
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBAT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 20, 2020, CBAK Energy Technology, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Atlas Sciences, LLC (the “Lender”), pursuant to which the Company and the Lender agreed to (i) partition a new promissory note in the original principal amount equal to $100,000 (the “Partitioned Promissory Note”) from the outstanding balance of certain promissory note that the Company issued to the Lender on July 24, 2019, which has an original principal amount of $1,395,000, and (ii) exchange the Partitioned Promissory Note for the issuance of 207,641 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) to the Lender. According to the Exchange Agreement, the Shares are required to be delivered to the Lender on or before February 25, 2020 and the exchange will occur upon the Lender’s surrender of the Partitioned Promissory Note to the Company on the date when the Shares are eligible for free trading.

The foregoing descriptions of the Exchange Agreement are not complete and are qualified in their entireties by reference to the full text of the Exchange Agreement, copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2020, the Company received notice from the Listing Qualifications Department of The NASDAQ Stock Market (“Nasdaq”) indicating that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share and as a result, the Company is no longer in compliance with the NASDAQ Listing Rule 5550(a)(2). The notification letter states that the Company will be afforded 180 calendar days, or until August 18, 2020, to regain compliance with the minimum bid price requirement. In order to regain compliance, shares of the Company’s common stock must maintain a minimum closing bid price of at least $1.00 per share for a minimum of ten consecutive business days. In the event the Company does not regain compliance with the minimum closing bid price requirement by August 18, 2020, Nasdaq may provide the Company an additional 180-day period to regain compliance, if the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if Nasdaq determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will notify the Company that its securities will be subject to delisting.

The notice has no immediate effect on the listing of the Company’s common stock at this time. The Company intends to actively monitor the bid price for its common stock between now and August 18, 2020, and will consider all available options to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained above in Item 1.01 regarding the issuance of the Shares pursuant to the Exchange Agreement is hereby incorporated by reference into this Item 3.02. The offer and sale of such Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the Shares were issued in exchange for the Partitioned Promissory Note held by the Lender; (b) there was no additional consideration of value being delivered by the Lender in connection with the exchange; and (c) there were no commissions or other remuneration being paid by the Company in connection with the exchange.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

10.1	Exchange Agreement between the Company and Atlas Sciences, LLC, dated February 20, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: February 25, 2020	By:	/s/ Yunfei Li
Yunfei Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Exchange Agreement between the Company and Atlas Sciences, LLC, dated February 20, 2020

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